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                                                                  Exhibit 4.5


NUMBER
SW

COMMON STOCK                                                     COMMON STOCK

INCORPORATED UNDER THE LAWS OF                                      SHARES
                                  [LOGO - COVER THE EARTH]
THE STATE OF OHIO.

                                                            SEE REVERSE FOR
                                                            CERTAIN DEFINITIONS


                          THE SHERWIN-WILLIAMS COMPANY

This is to certify that                                     CUSIP 824348 10 6



is the owner of

        FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $1.00 EACH, OF THE SHERWIN-WILLIAMS COMPANY, transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Incorporation of the Company as amended, filed in the office of the Secretary of State of Ohio to all of which the holder by acceptance hereof assents. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

        Witness the seal of the Company and the signatures of its duly authorized officers.

Dated
                                           /s/ John G. Breen
COUNTERSIGNED AND REGISTERED:              ------------------------------------
  THE BANK OF NEW YORK                     CHAIRMAN AND CHIEF EXECUTIVE OFFICER


                                           /s/ Louis E. Stellato
BY                                                                  SECRETARY

                     TRANSFER AGENT
                     AND REGISTRAR   [SHERWIN WILLIAMS LOGO]

             AUTHORIZED SIGNATURE

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                          THE SHERWIN-WILLIAMS COMPANY

THE SHERWIN-WILLIAMS COMPANY WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS, WITHIN FIVE DAYS AFTER RECEIPT OF SUCH REQUEST, A STATEMENT OF THE EXPRESS TERMS OF EACH CLASS OF SHARES WHICH THE SHERWIN-WILLIAMS COMPANY IS AUTHORIZED TO ISSUE. ANY SUCH REQUEST IS TO BE IN WRITING AND ADDRESSED TO THE SECRETARY OF THE SHERWIN-WILLIAMS COMPANY, 101 PROSPECT AVENUE, N.W., CLEVELAND, OHIO 44115 OR TO A TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE.

This Certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between The Sherwin-Williams Company and The Bank of New York (as successor Rights Agent to KeyBank National Association), dated as of April 23, 1997, as the same may be amended from time to time in accordance with its terms (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of The Sherwin-Williams Company. The Rights are not exercisable prior to the occurrence of certain events specified in the Rights Agreement. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may be exchanged, may expire, may be amended, or may be evidenced by separate certificates. The Sherwin-Williams Company will mail to the holder of this Certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights (that may become, are or were beneficially owned by an Acquiring Person, or any Affiliate or Associate of such Person, (as such terms are defined in the Rights Agreement) may become null and void and nontransferable.

     For Value Received _______________ hereby sell, assign and transfer unto



PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE

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            (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE)

-------------------------------------------------------------------------------
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------------------------------------------------------------------------- Shares
of the capital stock represented by the within certificate and do hereby irrevocably constitute and appoint
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to transfer the said stock on the books of the within-named Company, and full power of substitution in the premises.


Dated____________________________

                                   --------------------------------------------
                           NOTICE: The signature to this assignment must
                                   correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.